F I R S T A R   C O R P O R A T I O N

B Y - L A W S

(As amended to July 17, 1997)



ARTICLE I



OFFICES



Amended:  4/18/74

Section 1.01. Principal Office. The principal office of the Corporation in the State of Wisconsin shall be located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin. The Corporation may have such other offices, either within or without the State of Wisconsin, as the board of directors may designate or as the business of the Corporation may require from time to time.



Section 1.02. Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin shall be the same as the principal office, except as the board of directors may change the address of the registered office from time to time.





ARTICLE II

Restated:  1/23/92

SHAREHOLDERS



Section 2.01. Annual Meeting.

(a) The annual meeting of the shareholders of the Corporation (the "Annual Meeting") shall be held on the third Thursday in the month of April in each year (or on such other day as may be fixed by the board of directors) at such time and place as may be designated by the board of directors or, in the absence of designation by the board of directors, then by the chairman of the board or the president, for the purpose of transacting only such business as is properly brought before the Annual Meeting in accordance with this Section 2.01. If the day fixed for the Annual Meeting shall be a legal holiday in the State of Wisconsin, then such meeting shall be held on the next succeeding Business Day (as hereinafter defined). In fixing a meeting date for any Annual Meeting, the board of directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.



(b) The proposal of business to be considered by the shareholders and, subject to the terms of any series of the Preferred Stock as may be issued by the Corporation from time to time (as such terms are stated and expressed in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock), nominations of persons for election to the board of directors of the Corporation may be made at an Annual Meeting only (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the board of directors (or, in the case of nominations, by the committee on directors of the board of directors or, if such committee does not exist, any other committee of the board of directors serving a similar function) or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of the giving of the notice provided for in this Section 2.01, who is entitled to vote at the Annual Meeting and who complies with the notice procedures set forth in this Section 2.01.



(c) For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to clause
(iii) of paragraph (b) of this Section 2.01, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than 50 days in advance of the third Thursday in the month of April next succeeding the last Annual Meeting held; provided, however, that if the Annual Meeting is held earlier than the third Thursday in the month of April, to be timely, a shareholder's notice must be so received not later than the close of business on the later of (x) the date 50 days prior to the earlier date of the Annual Meeting and (y) the date 10 Business Days (as defined below) after the first public announcement of the earlier date of such Annual Meeting. Such shareholder's notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business (or his or her duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth:



(i) the name and address, as they appear on the Corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made;



(ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and any such beneficial owner or owners;



(iii) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such Annual Meeting and intends to appear in person or by proxy at such Annual Meeting to make the nomination or introduce the other business specified in such shareholder's notice;



(iv) in the case of any proposed nomination for election or re-election as a director, (A) the name and residence address of the person or persons to be nominated, (B) a description of all arrangements or understandings between such shareholder, any such beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder, (C) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors and (D) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected; and



(v) in the case of any other business that such shareholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before such Annual Meeting and, if such business includes a proposal to amend these by-laws, the language of the proposed amendment, (B) such shareholder's and any such beneficial owner's or owners' reasons for conducting such business at such Annual Meeting and (C) and material interest in such business of such shareholder and any such beneficial owner or owners.



(d) Only persons who are nominated in accordance with the procedures set forth in this Section 2.01 shall be eligible to be elected as directors by shareholder vote at an Annual Meeting. Only such business shall be conducted at an Annual Meeting as shall have been brought before such Annual Meeting in accordance with the procedures set forth in this Section 2.01. If the chairman of the Annual Meeting shall determine that a nomination or any business proposed to be brought before the meeting was not properly made or brought in accordance with the procedures set forth in this Section 2.01, then the chairman shall so declare to the meeting and such nomination or business shall not be considered.



(e) For purposes of Section 2.01 and Section 2.02 of these by-laws, "public announcement" shall mean disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act or in a press release reported by the Dow Jones News Service, Reuters Economic Services, Associated Press, United Press International or comparable national news service. For purposes of these by-laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.



(f) Notwithstanding the foregoing provisions of this Section 2.01, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.01. Nothing in this Section 2.01 shall be deemed to limit the Corporation's obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.



(g) In the event of failure, through oversight or otherwise, to hold the Annual Meeting in any year on the date herein provided, a subsequent deferred Annual Meeting upon due notice may be held in lieu thereof and any election had or business done at such Annual Meeting shall be as valid and effectual as if had or done at the Annual Meeting of the date herein provided.



Section 2.02. Special Meetings.

(a) A special meeting of the shareholders of the Corporation (a "Special Meeting") may be called only by (i) the chairman of the board, (ii) the president or (iii) a majority of the board of directors then in office, and shall be called by the chairman of the board or the president upon the demand, in accordance with this Section 2.02, of the holders of record of shares of the Corporation representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.



(b) In order that the Corporation may determine the shareholders entitled to demand a Special Meeting, the board of directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the board of directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the board of directors. Any shareholder or record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the board of directors to fix a Demand Record Date. The board of directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received by the secretary of the Corporation, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record has been fixed by the board of directors within 10 days after the date on which such valid request is received by the secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representative), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in paragraph
(c) of Section 2.01 of these by-laws.



(c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares of the Corporation representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting must be delivered to the Corporation on or after the Demand Record Date. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date, received by the secretary pursuant to paragraph (b) of this Section 2.02), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), and shall set forth the name and address, as they appear in the Corporation's books, of each shareholder signing such demand and the class and number of shares of the Corporation which are owned of recorded and beneficially by each such shareholder, shall be sent to the secretary by hand or by certified or registered mail, return receipt requested, and must be received by the secretary within 70 days after the Demand Record Date.



(d) The Corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.02, the secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein) pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation, provided that if each of the resolutions introduced by a Soliciting Shareholder at such meeting is adopted, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph
(d), the following terms shall have the meanings set forth below:



(i) "Affiliate" of any Person shall mean any Person controlling, controlled by or under common control with such first Person.



(ii) "Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.



(iii) "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.



(iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.



(v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.



(vi) "Soliciting Shareholder" shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:



(A) if the number of shareholders signing the demand or demands for a meeting delivered to the Corporation pursuant to paragraph (c) of this Section 2.02 is ten or fewer, each shareholder signing any such demand;



(B) if the number of shareholders signing the demand or demands for a meeting delivered to the Corporation pursuant to paragraph (c) of this Section 2.02 is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Corporation of the documents described in paragraph (c) of this
Section 2.02, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or



(C) any affiliate of a Soliciting Shareholder, if a majority of the directors then in office determines, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.02 from being evaded.



(e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by, or designated in the manner provided by, whichever of the chairman of the board, the president or the board of directors shall have called such meeting. In the case of any Special Meeting called by the chairman of the board or the president upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be at such hour and day as may be designated by the board of directors; provided, however, that the date of any Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Section 2.05 of these by-laws); and provided further that if the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such Demand Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting are received by the Corporation (the "Delivery Date"), then such meeting shall be held at 2:00 P.M. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day, on the first Business Day preceding such 100th day. In fixing a meeting date for any Special Meeting, the chairman of the board, the president or the board of directors may consider such factors as they deem relevant within the good faith exercise of their business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the board of directors to call an Annual Meeting or a Special Meeting for the conduct of related business.



(f) The Corporation may engage nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been received by the Corporation until the earlier of (i) five Business Days following receipt by the secretary of such purported demand and
(ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).



(g) Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Section 2.04 of these by-laws. Subject to the terms of any series of Preferred Stock as may be issued by the Corporation from time to time (as such terms are stated and expressed in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock), nominations of persons for election to the board of directors to fill any vacancy on the board of directors may be made at a Special Meeting called in accordance with this Section 2.02 for the purpose of electing directors as provided in Section 3.03 of these by-laws (i) by or at the direction of the board of directors, (ii) by the committee on directors of the board of directors (or, if such committee does not exist, any other committee of the board of directors serving a similar function) or (iii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at such Special Meeting and (C) complies with the notice procedures set forth in this Section
2.02. Any shareholder desiring to nominate persons for election to the board of directors at such a Special Meeting shall cause a written notice to be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of
(x) the date 50 days prior to such Special Meeting and (y) the date 10 Business Days after the first public announcement of such Special Meeting and of the nominees proposed by the board of directors to be elected at such Special Meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination (or his or her duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on the Corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;
(B) the class and number of shares of the Corporation which are beneficially owned by such shareholder and any such beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such Special Meeting and intends to appear in person or by proxy at such Special Meeting to make the nomination specified in the notice; (D) the name and residence address of the person or persons to be nominated; (E) a description of all arrangements or understandings between such shareholder, any such beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder; (F) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections or directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and (G) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected.



(h) Only persons who are nominated in accordance with the procedures set forth in this Section 2.02 shall be eligible to be elected as directors by shareholder vote at a Special Meeting. Only such business shall be conducted at a Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.02. If the chairman of the meeting shall determine that a nomination or any business proposed to be brought before the Special Meeting was not properly made or brought in accordance with the procedures set forth in this Section 2.02, then the chairman shall so declare to the meeting and such nomination or business shall not be considered.



(i) Notwithstanding the foregoing provisions of this Section 2.02, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.02. Nothing in this Section 2.02 shall be deemed to limit the Corporation's obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.



Section 2.03. Place of Meeting. The board of directors (or, in the absence of designation by the board of directors, then the officer calling a meeting) may designate any place within the State of Wisconsin as the place of meeting for any Annual Meeting, and Special Meeting or any postponement thereof. If no designation is made, the place of the meeting shall be at the address of the registered office of the Corporation in the State of Wisconsin. The room location for initially convening any meeting at the address of the registered office, if not designated by the board of directors, may be fixed by the secretary and shall be set forth in the notice of meeting. Any adjourned meeting may be reconvened at any place designated by vote of the board of directors or by the chairman of the board or the president.



Section 2.04. Notice of Meeting. The Corporation shall send written notice stating the place, day and hour of any Annual Meeting or Special Meeting not less than 10 days nor more than 70 days before the date of such meeting either personally or by mail to each shareholder of record entitled to vote at such meeting and to other shareholders of record as may be required by the Wisconsin Business Corporation Law or the Restated Articles of Incorporation. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than 30 days after the Delivery Date (as defined in Section 2.02 (e) of these by-laws). If mailed, such notice of meeting shall be addressed to each shareholder at his or her address as it appears on the stock record books of the Corporation. Unless otherwise required by law or the Restated Articles of Incorporation, a notice of an Annual Meeting need not include a description of the purpose or purposes for which the meeting is called. In the case of any Special Meeting, the notice of meeting shall describe any business that the board of directors shall have theretofore determined to bring before the meeting, and in the case of a Demand Special Meeting, the notice of meeting shall also describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 2.02 of these by-laws. If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date. A shareholder's attendance at a meeting, in person or by proxy, waives objection to the following: (A) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (B) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.



Section 2.05. Fixing of Record Date. The board of directors may fix, or provide the manner of fixing, a future date not less than 10 days nor more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the board of directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of or to vote at any Annual Meeting or Special Meeting is effective for any postponement or adjournment of such meeting unless the board of directors fixes a new Meeting Record Date, which it shall do if the meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting. The board of directors may also fix a future date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose.



Section 2.06. Voting Lists. After a Meeting Record Date has been fixed, the Corporation shall prepare a list of names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.



Section 2.07. Quorum and Voting Requirements; Postponements;
Adjournments.

(a) Shares entitled to vote as a separate voting group may take action on a matter at any Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter. If the Corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.07. Except as otherwise provided in the Restated Articles of Incorporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on a matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at any Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new Meeting Record Date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Restated Articles of Incorporation, these by-laws, or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the Restated Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at any Annual Meeting, or Special Meeting called for the purpose of electing directors, at which a quorum is present.



(b) The board of directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum,
(i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the chairman of the board of the president or pursuant to resolution of the board of directors. No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.



Section 2.08. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form.



Section 2.09. Voting of Shares.

(a) Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited, or denied by the Restated Articles of Incorporation of the Corporation or by the Wisconsin Business Corporation Law.



(b) Shares held by another corporation, if a sufficient number of shares entitled to elect a majority of the directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote at the meeting, but shares held in a fiduciary capacity may be voted.



Section 2.10. Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:



(a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.



(b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, waiver or proxy appointment.



(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, waiver or proxy appointment.



(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, waiver or proxy appointment.



(e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.



The Corporation may reject a vote, waiver or proxy appointment if the secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.



Section 2.11. Conduct of Meeting. The chairman of the board, and in his or her absence, the president, and in his or her absence, any officer or director designated by the chairman of the board, and in his or her absence or in the absence of any such designation, a vice president in the order provided under
Section 4.07 of these by-laws, and in their absence, any person chosen by the shareholders present shall call any Annual Meeting or Special Meeting to order and shall act as chairman of the meeting, and secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.





ARTICLE III



BOARD OF DIRECTORS



Restated:  7/21/66; 4/20/67

Section 3.01. General Powers, Number and Qualifications.



Amended:  1/18/66; 1/22/76; 4/19/90; 7/19/90; 1/17/91; 7/18/91;
1/23/92; 4/22/93; 10/20/94; 1/19/95; 9/30/95; 4/1/96, 4/1/97

(a) All corporate powers of the Corporation shall be exercised by or under the authority of, and the business affairs of the Corporation shall be managed under the direction of, its board of directors. The number of directors of the Corporation shall be seventeen (17). No person shall be eligible to be elected or re-elected as a member of the board of directors if he or she shall have attained seventy (70) years of age and any director who attains the age of seventy (70) years shall resign from the board of directors as of the last day of the calendar quarter in which such director's seventieth birthday falls. The board of directors shall be divided into three (3) classes consisting of six (6) directors in Class I, six (6) directors in Class II and five (5) directors in Class III. At each Annual Meeting, the successors to the class of directors whose term expires at the time of such meeting shall be elected to hold office until the third succeeding Annual Meeting and until their successors have been elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term.



(b) Subject to the terms of any series of Preferred Stock as may be issued by the Corporation from time to time, as such terms are stated and expressed in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock, the number of directors is subject to increase or decrease at any time or from time to time by amending subsection (a) of this by-law in the manner provided in Section
3.12 of these by-laws, but no decrease shall have the effect of shortening the term of any incumbent director. Any increase or decrease in the number of directors shall be distributed over the three classes of directors in such manner after giving effect to such increase or decrease the number of directors in each class is as nearly equal as possible.



Amended:  4/19/90; 1/23/92

Section 3.02. Removal, Resignation. Subject to the terms of any series of Preferred Stock as may be issued by the Corporation from time to time, as such terms are stated and expressed in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock, a director may be removed from office by the affirmative vote of not less than 75% of the shares entitled to vote for the election of such director, voting together as a single class, taken at a Special Meeting called for that purpose. A director may resign at any time by delivering his or her written resignation to the board of directors, to the chairman of the board, to the president or to the secretary of the Corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date.



Amended:  4/19/90; 1/23/92

Section 3.03. Vacancies. Subject to the terms of any series of Preferred Stock as may be issued by the Corporation from time to time, as such terms are stated and expressed in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock, (a) any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum; (b) if there shall be no directors then in office, the shareholders shall be entitled to fill the vacancies on the board of directors; and (c) directors appointed to newly created directorships resulting from any increase in the authorized number of directors or to fill any vacancies in the board of directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of shareholders at which the term of the class to which they have been appointed expires. If the vacant office was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.



Amended:  10/19/72

Section 3.04. Regular Meetings. The board of directors may provide, by resolution, the time and place within the State of Wisconsin for the holding of regular meetings without other notice than such resolution.



Amended:  1/20/77; 1/23/92

Section 3.05. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, secretary, or any ten (10) of the directors. The person or persons authorized to call special meetings may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them.



Amended:  7/17/86; 1/23/92

Section 3.06. Notice. Notice of any special meeting and of any regular meeting (except as provided in Section 3.04) shall be given either (a) not later than three (3) days prior thereto by mailing written notice to such director at his or her business address or (b) not later than two (2) days prior thereto by sending written notice by private carrier that guarantees delivery on the next day to such director at his or her business address, and (c) not later than the day prior thereto by written or oral notice given by other means to each director either personally or to his or her business address. Whenever any notice whatever is required to be given to any director under the Restated Articles of Incorporation or by-laws, or any provision of law, a waiver thereof in writing signed at any time, whether before or after the time of meeting, by the director entitled to such notice, and retained by the Corporation shall be deemed equivalent to the giving of such notice. The attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.



Amended:  1/23/92

Section 3.07. Quorum. One-third of the number of directors fixed by Section 3.01 shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the board of directors, unless the act of a greater number is required by law, by the Restated Articles of Incorporation or these by-laws.



Amended:  1/23/92

Section 3.08. Compensation. The board of directors, irrespective of any personal interest of any of its members, may establish compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The board of directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments to directors, officers and employees and to their estates, families, dependents, or beneficiaries, on account of prior services rendered by such directors, officers and employees to the Corporation.
Amended:  1/23/92

Section 3.09. Informal Action. Any action required or permitted by the Restated Articles of Incorporation or by-laws or any provision of the Wisconsin Business Corporation Law to be taken by the board of directors or a committee thereof at a meeting or by resolution may be taken without a meeting if the action is taken by all members of the board of directors or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.



Amended:  7/17/86; 1/23/92

Section 3.10. Committees. The board of directors by resolution approved by a majority of all directors then in office may designate one or more committees, including an executive committee, each committee to consist of two (2) or more directors elected by the board of directors, which to the extent provided in said resolution as initially adopted, and as thereafter amended by further resolution adopted by a like vote, shall have and may exercise when the board of directors is not in session, the authority of the board of directors in the management of the business and affairs of the Corporation, except that a committee may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the board of directors or, unless the board of directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any board committee; (d) amend the Corporation's Restated Articles of Incorporation; (e) adopt, amend or repeal these by-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; and
(h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee to do so within limits prescribed by the board of directors. Unless otherwise provided by the board of directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request of the chairman of such meeting. Subject to any provision of law and these by-laws, each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the board of directors of its activities as the board of directors may request. Notice of any meeting of committee shall be given either (i) as provided Section 3.06 or (ii) as provided by rules fixed by such committee. Except as otherwise provided by the Wisconsin Business Corporation Law or by the Restated Articles of Incorporation or by these by-laws, (1) a quorum of any committee of the board of directors having at least four members shall consist of one-third of the number of directors appointed to serve on the committee and (2) a quorum of any committee of the board of directors having three or two members shall consist of a majority of the number of members appointed to serve on the committee.



Adopted:  1/18/90

Restated:  1/23/92

Section 3.11. Nominations. Nominations for the election of directors at any Annual Meeting or any Special Meeting may be made only in accordance with Sections 2.01 and 2.02 of these by-laws.



Adopted:  4/19/90

Section 3.12. Amendments. Notwithstanding the provisions of
Article IX of these by-laws, Section 3.01, 3.02, 3.03 and 3.12 of these by-laws have been adopted by the shareholders of the Corporation and may be amended only by (a) the affirmative vote of not less than a majority of the board of directors or (b) the affirmative vote of not less than 75% of the outstanding shares entitled to vote generally for the election of directors, voting together as a single class.



Adopted:  7/19/90

Amended:  1/23/92

Section 3.13. Telephonic and Electronic.

(a) Notwithstanding any place specified in any notice of a regular or special meeting of the board of directors as provided in Sections 3.04 and 3.05 of these by-laws, or in any notice of any meeting of a committee of the board of directors in accordance with Section 3.10 of the by-laws, any or all directors may participate in a regular or special meeting or in a committee meeting of the board of directors by, or may conduct the meeting through the use of, any means of communication by which (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.



(b) If any meeting is conducted through the use of any means described in paragraph (a) above, all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) above is deemed to be present in person at the meeting. If requested by a director, minutes of the meeting shall be prepared and distributed to each director.



Adopted:  1/23/92

Section 3.14. Presumption of Assent. A director who is present and is announced as present at a meeting of the board of directors or any committee thereof when corporate action is taken assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director's dissent or abstention from the action taken; (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or
(d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken, and the director delivers to the Corporation a written notice of that failure promptly after receiving the minutes. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

ARTICLE IV

Restated:  1/20/77

OFFICERS



Amended:  4/17/86; 1/23/92; 7/17/97

Section 4.01. Number. The principal officers of the Corporation shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers, including a chairman of the board of directors, and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. The chairman of the board of directors, if one is elected, shall be chosen by the board of directors from among its membership, but the remaining officers may or may not be directors. Any two or more offices may be held by the same person. Except to the extent such power is limited by the board of directors, any officer authorized by these by-laws or the board of directors to appoint officers may appoint one or more other officers or assistant officers, and any officer making such an appointment shall report the appointment to the board of directors at its next regular meeting. Wherever in these By-laws it is provided that the board of directors may elect, appoint, or remove any officer, the chief executive officer of the Corporation shall have the same authority as the board of directors except with respect to any officer who is or, pursuant to such action, would become a member of the Corporation's Strategic Planning Committee.



Amended:  1/23/92

Section 4.02. Election and Term of Office. The officers of the Corporation to be elected by the board of directors shall be elected annually at the first meeting of the board of directors held after each Annual Meeting. The board of directors may elect additional officers at any time during the year. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal. The board of directors may remove any officer and, unless restricted by the board of directors or these by-laws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date.



Amended:  1/23/92

Section 4.03. Vacancy. A vacancy in any principal office because of death, resignation, removal or otherwise may be filled by the board of directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 4.02 hereof, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor may not take office until the effective date.



Amended:  1/23/92

Section 4.04. Chief Executive Officer. The president shall be the chief executive officer of the Corporation unless the board of directors shall have chosen a chairman of the board of directors and designated such chairman of the board of directors as chief executive officer. Subject to the control of the board of directors, the chief executive officer shall in general supervise and control all of the business and affairs of the Corporation. The chief executive officer shall preside at all meetings of the shareholders and of the board of directors. The chief executive officer shall have authority, subject to such rules as may be prescribed by the board of directors, to appoint such agents, employees and, in accordance with Section 4.01 of these by-laws, other officers of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents, employees and officers shall hold office at the discretion of the chief executive officer. The chief executive officer shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the board of directors; and except as otherwise provided by law or the board of directors, he or she may authorize the president, any vice president or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the chief executive officer of the Corporation and such other duties as may be prescribed by the board of directors from time to time.



Section 4.05. Chairman of the Board of Directors. The chairman of the board of directors, if one be chosen by the board of directors, shall perform all duties incident to the office of the chairman of the board and such other duties as may be prescribed by the board of directors.



Section 4.06. President. The president shall perform all duties incident to the office of the president and such other duties as may be prescribed by the board of directors from time to time; provided, however, that should the board of directors elect a chairman of the board of directors any or all of the powers customarily incidental to the office of president may be assigned by the board of directors to such chairman of the board of directors. If the chairman of the board of directors is designated as the chief executive officer, the president shall be the chief administrative officer of the Corporation. Unless the board of directors otherwise provides, in the absence of the chairman of the board of directors or in the event of his or her inability or refusal to act, or in the event of a vacancy in the office of the chairman of the board of directors, the president shall perform the duties of the chairman of the board, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman of the board of directors. The president may sign with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in case where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.



Amended:  1/23/92

Section 4.07. Vice Presidents. In the absence of the president, or in the event of his or her death, inability, or refusal to act, or in the event for any reason it shall be impracticable for the president to act personally, the vice presidents (in descending order of classes of vice presidents and, within any class, by the order of election to such class, unless otherwise provided by the board of directors) shall perform the duties of the president, and when so acting, shall have all the power of and be subject to all the restrictions upon the president. Each vice president shall perform such other duties and have such authority as from time to time may be assigned to him or her by the chairman of the board of directors, the president or by the board of directors. The execution of any instrument of the Corporation by any vice president shall be conclusive evidence, as to third-parties, of his or her authority to act in the stead of the chairman of the board of directors or the president.



Amended:  1/23/92

Section 4.08. Secretary. The secretary shall: (a) keep as permanent records of the Corporation any of the following that has been prepared: the minutes of the shareholders' and of the board of directors' meetings; records of actions taken by the board of directors without a meeting; and records of actions taken by a committee of the board of directors in place of the board of directors and on behalf of the Corporation; (b) see that all notices are duly given in accordance with these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized;
(d) maintain or cause an authorized agent to maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and the class or series of shares held by each shareholder; (e) have general charge of the stock transfer books of the Corporation; (f) tabulate, or cause an authorized agent to tabulate, votes cast at meetings of shareholders; and (g) in general perform all duties incident to the office of secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the chairman of the board of directors, the president or by the board of directors.



Section 4.09. Treasurer. The treasurer shall:

(a) have charge and custody of all funds and securities of the Corporation; (b) pay such dividends as may be declared from time to time by the board of directors; (c) keep or arrange for the keeping of correct books of account and exhibit said books and accounts at the offices of the Corporation at any reasonable time when called upon to do so by the board of directors, and furnish statements when required by the chairman of the board of directors, the president or by the board of directors; and (d) in general perform all of the duties incident to the office of treasurer, and have such other duties and exercise such other authority as from time to time may be designated or assigned to him by the chairman of the board of directors, the president or by the board of directors.



Amended:  1/23/92

Section 4.10. Assistants and Acting Officers. The board of directors and any officer authorized by the board of directors or these by-laws shall have the power to appoint any person to act as assistant to any officer or as agent for the Corporation in his or her stead, and such assistant or acting officer or other agent so appointed by the board of directors or any such officer shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant or as to which he or she is so appointed to act, subject to such limitations as the board of directors or the appointing officer shall prescribe.

ARTICLE V



CONTRACTS, LOANS, CHECKS, DEPOSITS
AND ASSIGNMENTS OF SECURITIES



Section 5.01. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.



Section 5.02. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the board of directors. Such authorization may be general or confined to specific instances.



Section 5.03. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, and in such manner as shall from time to time be determined by or under the authority of a resolution of the board of directors.



Section 5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the board of directors.



Amended:  1/20/77

Section 5.05. Assignment of Securities. The chairman of the board of directors, the president or a vice president together with the treasurer or secretary, are authorized and empowered to sell, assign, pledge or hypothecate any and all shares of stock and all securities or interest in stock or securities owned or held by the Corporation at any time, including deposit certificates for stock or securities and warrants or rights which entitle the holder thereof to subscribe for shares of stock, and to make and execute to the purchaser or purchasers, pledgee or pledgees, on behalf and in the name of the Corporation, any assignment of stock certificates or securities owned or held by the Corporation, including any deposit certificates for stock or securities and any certificates representing any right to subscribe for shares of stock.





ARTICLE VI



CERTIFICATES FOR SHARES AND THEIR TRANSFER



Amended:  1/23/92

Section 6.01. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as may be satisfactory to the secretary.



Amended:  1/23/92

Section 6.02. Facsimile Signatures and Seal. The seal of the Corporation on any certificates for shares may be a facsimile. The signatures of the chairman of the board, president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.



Amended:  10/21/71

Section 6.03. Transfer of Shares. Transfer of shares of the Corporation shall be made by the holder of record thereof or by his or her legal representative, who shall, if so required, furnish proper evidence of incumbency or appointment and of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary or transfer agent of the Corporation, and on surrender for cancellation of the certification for such shares. The person in whose name shares stand shall be deemed by the Corporation to be the owner thereof for all purposes.



Section 6.04. Stock Regulations. The board of directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.



Adopted:  1/23/92

Section 6.05. Uncertificated Shares. The board of directors may authorize the issuance of any shares of any of the Corporation's classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation.



Adopted:  1/23/92

Section 6.06. No Nominee Procedures. The Corporation has not established, and nothing in these by-laws shall be deemed to establish, any procedure by which a beneficial owner of the Corporation's shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder under Section 180.0723 of the Wisconsin Business Corporation Law.





ARTICLE VII



CORPORATE SEAL, NOTICES



Section 7.01. Seal. The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the words
"Corporate Seal."



Adopted:  1/23/92

Section 7.02. Notices. Except as otherwise required by law or these by-laws, any notice required to be given by these by-laws may be given orally or in writing and notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. Except where these by-laws require a notice to be delivered to or received by a recipient, written notice to be given by these by-laws is effective at the earliest of the following: (a) when received, (b) if communicated by mail, when deposited in the United States mail, if mailed postpaid and correctly addressed, (c) if communicated by private carrier, when delivered to the carrier and (d) if communicated by telegraph, when the telegram is delivered to the telegraph company. Oral notice is effective when communicated.





ARTICLE VIII



INDEMNIFICATION



Amended:  (stat. ref.) 1/23/92

Section 8.01. Certain Definitions. All capitalized terms used in this Article VIII and not otherwise hereinafter defined in this
Section 8.01 shall have the meaning set forth in Section
180.0850 of the Statute. The following capitalized terms
(including any plural forms thereof) used in this Article VIII shall be defined as follows:



(a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.



(b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 8.04.



(c) "Board" shall mean the entire then elected and serving board of directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related
Proceeding.



(d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 8.04, to constitute misconduct under Section 180.0851 (2) (a) 1, 2, 3 or
4 of the Statute.



(e) "Controlled Banking Subsidiary" shall mean any subsidiary of the Corporation, at least 80% of the outstanding voting stock of which is owned directly or indirectly by the Corporation, chartered as a bank or trust company under federal or state law.



(f) "Corporation" as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to this Corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.



(g) "Director or Officer" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.



(h) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related
Proceeding.



(i) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, the term "Party" shall also include any Director or Officer who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.



(j) "Proceeding" shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article VIII, the term "Proceeding" shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.



(k) "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.



Section 8.02. Mandatory Indemnification. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is or was a Director or Officer.



Section 8.03. Procedural Requirements.

(a)  A Director or Officer who seeks indemnification under
Section 8.02 shall make a written request therefor to the Corporation. Subject to Section 8.03(b), within sixty days of the Corporation's receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 8.05).



(b) No indemnification shall be required to be paid by the Corporation pursuant to Section 8.02 if, within such sixty-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained.



(c) In either case of nonpayment pursuant to Section 8.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in Section 8.04, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.



(d) (i) If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.



Amended:  (stat. ref.) 1/23/92

Section 8.04. Determination of Indemnification.

(a) If the Board authorizes an Authority to determine a Director's or Officer's right to indemnification pursuant to
Section 8.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:



(i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;



(ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Milwaukee, Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules; or



(iii)  A court pursuant to and in accordance with Section
180.0854 of the Statute.



(b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.



(c) The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.



(d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 8.05), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.



(e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.



(f) All expenses incurred in the determination process under this Section 8.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.



Section 8.05. Mandatory Allowance of Expenses.

(a) The Corporation shall pay or reimburse from time to time or at any time, within ten days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred;
provided, the following conditions are satisfied:



(i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and



(ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 8.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 8.04.



(b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 8.05, such Director or Officer shall not be required to pay interest on such amounts.



Amended:  1/23/92

Section 8.06. Indemnification and Allowance of Expenses of
Certain Others.

(a) The Corporation shall indemnify a director or officer of any Controlled Banking Subsidiary (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding, but only to the extent such Proceeding is based on acts or omissions alleged to have occurred after the Controlled Banking Subsidiary has become a subsidiary of the Corporation to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Banking Subsidiary.



(b) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer or a director or officer of a Controlled Banking Subsidiary) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.



(c) The Board may, in its sole and absolute discretion it deems appropriate, pursuant to a majority vote thereof, indemnify against Liabilities incurred by, and/or provide for the advance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer. Notwithstanding the foregoing, the Corporation shall indemnify an employee who is not a Director or Officer of the Corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the Corporation.



Section 8.07. Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article VIII.



Section 8.08. Notice to the Corporation. A Director or Officer shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any Liability to the Director or Officer hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined by an Authority selected pursuant to Section 8.04 (a)).



Section 8.09. Severability. If any provision of this Article VIII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VIII contravene public policy, this Article VIII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.



Section 8.10. Nonexclusivity of Article VIII. The rights of a Director or Officer (or any other person) granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director or Officer (or such other person) may be entitled to under any written agreement, Board resolution, vote of stockholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this
Article VIII shall be deemed to limit the Corporation's obligations to indemnify against Liabilities or allow Expenses to a Director or Officer under the Statute.



Section 8.11. Amendment.

(a) This Article VIII may only be altered, amended or repealed by the affirmative vote of a majority of the shareholders of the Corporation represented at a meeting at which a quorum is present and entitled to vote; provided, however, that the Board may alter or amend this Article VIII without such shareholder approval if any such alteration or amendment is (i) made in order to conform to any amendment or revision of the Wisconsin Business Corporation Law, including, without limitation, the Statute, which (x) expands or permits the expansion of a Director's or Officer's right to indemnification thereunder; (y) limits or eliminates, or permits the limitation or elimination, of the liability of a Director or Officer; or (z) is otherwise beneficial to the Directors and Officers or (ii) an alteration or amendment which is otherwise deemed by the Board to be an immaterial modification.



(b) This Article VIII shall be deemed to be a contract between the Corporation and each Director and Officer and any repeal or other limitation of this Article VIII or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this
Article VIII with regard to acts, omissions or events arising prior to such repeal or limitation.





ARTICLE IX

Restated:  4/20/72

AMENDMENTS



Amended:  1/23/92

Section 9.01. By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any Annual Meeting or Special Meeting at which a quorum is in attendance.



Amended:  1/23/92

Section 9.02. By Directors. These by-laws may be altered, amended or repealed, and new by-laws may be adopted by the board of directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance, but any by-law so adopted may be subsequently altered, amended or repealed by the shareholders. Any by-law adopted, altered or amended by shareholders may be subsequently altered, amended or repealed by the board of directors unless such by-law as adopted, altered or amended by shareholders expressly denies such authority to the board of directors.